UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive information statement

NORTH AMERICAN ENERGY RESOURCES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NORTH AMERICAN ENERGY RESOURCES, INC.

1535 Soniat St.

New Orleans, LA 70115

Information Statement Pursuant to Section 14C

Of the Securities Exchange Act of 1934

MARCH 12, 2015

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This information statement is being provided on behalf of the board of directors (the “Board”) of North American Energy Resources, Inc. (the “Company”) to record holders of shares of our common stock (“Shareholders”) as of the close of business on the record date of March 12, 2015. This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

PROPOSAL 1: Authorization to the Board to amend the Certificate of Incorporation of the Company (“Certificate of Incorporation”) to provide for 1 for 23 reverse split of the Company’s issued and outstanding common shares and to amend and restate the Company’s Certificate of Incorporation accordingly.

This information statement describes, in more detail, the action being taken and the circumstances surrounding the Board’s recommendation of the actions. The action will become effective as of the filing of the amendment with the Nevada Secretary of State.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company’s principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company’s principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company’s principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve the action described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is March ___, 2015.

We appreciate your continued interest in North American Energy Resources, Inc.

Very truly yours,

/s/ Clinton W. Coldren
Clinton W. Coldren
Chairman, President, Chief Executive Officer and
Chief Financial Officer

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INFORMATION STATEMENT

NORTH AMERICAN ENERGY RESOURCES, INC.

1535 SONIAT ST.

NEW ORLEANS, LOUISIANA 70115

BOARD MEETING

The Board of the Company determined that it was in the best interest of the Company and its shareholders to provide for a 1 for 23 reverse split of the Company’s issued and outstanding common shares. The holders of a majority of the voting power of the Company’s outstanding common stock have voted to approve the recommendation of the Board. This information statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

PROPOSAL

The Company’s current Articles of Incorporation provide for an authorized capitalization consisting of 100,000,000 shares of common stock, $.001 par value per share and 100,000,000 shares of preferred stock, $.001 par value per share. As of March 12, 2015, there were 68,228,221 shares of common stock outstanding and no outstanding preferred shares..

The reverse split of one new share for each 23 shares outstanding will result in a reduction of the number of issued and outstanding shares of the Company from 68,228,221 to approximately 2,966,444 shares. However, no fractional shares will be created as a result of the reverse split. Accordingly, the number of shares owned by any shareholder who would otherwise receive a fractional share will be rounded up to the nearest whole number.

The purpose of the reverse split is to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares. In approving the reverse split, the board of directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Board of Directors also believes that most investment funds are reluctant to invest in lower priced stocks.

The Board of Directors proposed the reverse split as one method to attract investors, negotiate with creditors and locate business opportunities in the Company. The Company believes that the reverse split may improve the price level of the Company’s common stock and that this higher share price could help generate additional interest in the Company.

However, the effect of the reverse split upon the market price for the Company’s Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company’s Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of the Company’s Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

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POTENTIAL RISKS OF THE REVERSE SPLIT

There can be no assurance that the bid price of the Company’s common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse split, that the reverse split will result in a per share price that will increase its ability to attract employees and other service providers or that the market price of the post-split common stock can be maintained. The market price of the Company’s common stock will also be based on its financial performance, market condition, the market perception of its future prospects and the Company’s industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the Company’s Common Stock declines after the reverse split, the percentage decline as an absolute number and as a percentage of the Company’s overall capitalization may be greater than would occur in the absence of a reverse split.

POTENTIAL EFFECTS OF THE REVERSE SPLIT

General. Pursuant to the reverse split, each 23 shares of the Company’s Common Stock issued and outstanding immediately prior to the effectiveness of the reverse split, will become one share of Common Stock after consummation of the reverse split.

Accounting Matters. The reverse split will not affect the par value of the Company’s common stock. As a result, on the effective date of the reverse split, the stated par value capital on the Company’s balance sheet attributable to Common Stock would be reduced to 1/23 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The net income or loss per share and net book value per share will be increased because there will be fewer shares.

Effect on Authorized and Outstanding Shares. There are 68,228,221 shares of common stock issued and outstanding. As a result of the reverse split, the number of shares of capital stock issued and outstanding (as well as the number of shares of common stock underlying any options, warrants, convertible debt or other derivative securities) will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of the reverse split, divided by 23.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to the reverse split will remain the same. It is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company’s business would materially change, solely as a result of the reverse split.

The reverse split will be effectuated simultaneously for all of the Company’s Common Stock and the exchange ratio will be the same for all shares of the Company’s Common Stock. The reverse split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any shareholders owning a fractional share. However, no fractional shares will be created as a result of the reverse split. Accordingly, the number of shares owned by any shareholder who would otherwise receive a fractional share will be rounded up to the nearest whole number. The reverse split will not alter the respective voting rights and other rights of shareholders.

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The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed reverse split will not affect the registration of the Company’s Common Stock under the Exchange Act. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Increase of Shares of All Classes of Capital Stock Available for Future Issuance. As a result of the reverse split, there will be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ to that of other shareholders), none of the Company’s officers, directors, or any of their respective affiliates has any interest in the reverse split of the Company’s issued and outstanding common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Although shareholders are not being asked to approve or disapprove or otherwise vote on any matter discussed in this information statement, the following generally describes voting rights of shareholders.

As of the record date, March 12, 2015, there are 68,228,221 shares of common stock outstanding. Each share represents one vote. There are currently no arrangements known to the Company, the operation of which may result in a change in control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table indicates all persons who, as of March 12, 2015, the record date, are known by us to own beneficially more than 5% of any class of our outstanding voting securities. As of March 12, 2015, there were 68,228,221 shares of our common stock outstanding. Except as otherwise indicated below, to the best of our knowledge, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. Warrants have not been included as they are in process of being cancelled.

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	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner **	Beneficial Owner	% of Class

Common	Clinton W. Coldren	40,930,762	59.99%

Common	James R. Ross	4,909,470	7.20%

** The address for each beneficial owner is in care of North American Energy Resources, Inc., 1535 Soniat St., New Orleans, Louisiana 70115.

SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates the beneficial ownership of our voting securities of all Directors of the Company and all Executive Officers who are not Directors of the Company, and all officers and directors as a group, as of March 12, 2015 the record date. As of March 12, 2015, there were 68,228,221 shares of our common stock outstanding. The address of all officers and directors is in care of the Company at 1535 Soniat St., New Orleans, Louisiana 70115. Except as otherwise indicated below, to the best of our knowledge, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. Warrants have not been included as they are in process of being cancelled.

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Owner	% of Class

Common	Clinton W. Coldren, Chief	40,930,762	59.99%
	Executive Officer, Chief
	Financial Officer, Director

Common	Alan Massara, Director	1,566,511	2.29%

Common	Michael D. Pruitt, Director (a)	2,992,577	4.39%

Common	All officers and directors as	45,489,850	66.67%
	a Group (3 persons)

(a)	The shares beneficially owned by Mr. Pruitt include 352,137 shares owned by Avenel Financial Group, Inc., which is wholly owned by Mr. Pruitt; 700,000 shares owned by Chanticleer Holdings, Inc. of which Mr. Pruitt is Chief Executive Officer, a director and shareholder; and 1,940,440 shares owned by Avenel Ventures, LLC, which is wholly owned by Chanticleer Holdings, Inc.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company has been requested by the SEC to report herein any failure to file such reports by those due dates. Based on the Company’s review of such reports, the Company believes Clinton W. Coldren, its Chief Executive Officer and President and a member of its Board of Directors and Alan Massara, a member of its Board of Directors both failed to timely file Form 3 and/or Form 4, as appropriate, with the SEC. Both Mr. Coldren and Mr. Massara have now filed all reports required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

As a general matter, the Company does not hold annual meetings of shareholders, and, therefore, the anticipated date of a meeting of shareholders cannot be provided. Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.

MORE INFORMATION

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AND ITS MOST RECENT QUARTERLY REPORT ON FORM 10-Q TO A SHAREHOLDER, UPON REQUEST TO CLINTON W. COLDREN, 1535 SONIAT ST., NEW ORLEANS, LOUISIANA 70115, OR BY CALLING 504-891-5654, BY FIRST CLASS MAIL, WITHIN THREE BUSINESS DAYS OF RECEIPT OF THE REQUEST.

INQUIRIES

Shareholders may make inquiries by contacting Clinton W. Coldren at 504-891-5654.

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